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                                                                      EXHIBIT 15


                            ACCOUNT MAINTENANCE PLAN

                                       OF

                        MERRILL LYNCH INDEX FUNDS, INC.

                             PURSUANT TO RULE 12B-1

         ACCOUNT MAINTENANCE PLAN made as of January 1, 1997, by and between Merrill Lynch Index Funds, Inc., a Maryland corporation (the "Corporation"), on behalf of it series listed on Appendix A hereto (the "Funds"), and Merrill Lynch Funds Distributor, Inc., a Delaware corporation ("MLFD").

                              W I T N E S S E T H:

         WHEREAS, the Corporation is engaged in business as an open-end investment company registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"); and

         WHEREAS, MLFD is a securities firm engaged in the business of selling shares of investment companies either directly to purchasers or through other securities dealers; and

         WHEREAS, the Corporation proposes to enter into a Distribution Agreement with MLFD, pursuant to which MLFD will act as the exclusive distributor and representative of the Corporation in the offer and sale of shares of common stock, par value $0.0001 per share (the "shares"), of the Funds to the public; and

         WHEREAS, the Corporation on behalf of the Funds desires to adopt this Account Maintenance Plan (the "Plan") pursuant to Rule 12b-1 under the Investment Company Act pursuant to which each separate Fund will pay an account maintenance fee to MLFD with respect to the Fund's Class D shares; and

         WHEREAS, the Directors of the Corporation have determined that there is a reasonable likelihood that adoption of the Plan will benefit the Funds and their respective Class D shareholders.

         NOW, THEREFORE, the Corporation on behalf of each Fund hereby adopts, and MLFD hereby agrees to the terms of, the Plan in accordance with Rule 12b-1 under the Investment Company Act on the following terms and conditions:

         1. The Corporation shall pay MLFD with respect to the Class D shares of each Fund an account maintenance fee under the Plan at the end of each month at the annual rate of 0.25% of average daily net assets attributable to the Class D shares of the Fund to compensate MLFD and securities firms with which MLFD enters into related agreements pursuant to Paragraph 2 hereof ("Sub-Agreements") for providing account maintenance activities with respect to Class D
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shareholders of the Fund. Expenditures under the Plan may consist of payments to financial consultants for maintaining accounts in connection with Class D shares of the Fund and payment of expenses incurred in connection with such account maintenance activities including the costs of making services available to Class D shareholders (including assistance in connection with inquiries related to shareholder accounts).

         2. The Corporation hereby authorizes MLFD to enter into Sub-Agreements with certain securities firms ("Securities Firms"), including Merrill Lynch, Pierce, Fenner & Smith Incorporated, to provide compensation to such Securities Firms for activities and services of the type referred to in Paragraph 1 hereof. MLFD may reallocate all or a portion of its account maintenance fee to such Securities Firms as compensation for the above-mentioned activities and services. Such compensation will be in an amount as set forth in the individual Sub-Agreements. Such Sub-Agreements shall provide that the Securities Firms shall provide MLFD with such information as is reasonably necessary to permit MLFD to comply with the reporting requirements set forth in Paragraph 3 hereof.

         3. MLFD shall provide the Corporation for review by the Board of Directors, and the Directors shall review, at least quarterly, a written report complying with the requirements of Rule 12b-1 regarding the disbursement of the account maintenance fee during such period.

         4. This Plan shall not take effect until it has been approved, together with any related agreements, by votes of a majority of both (a) the Directors of the Corporation and (b) those Directors of the Corporation who are not "interested persons" of the Corporation, as defined in the Investment Company Act, and have no direct or indirect financial interest in the operation of this Plan or any agreements related to it (the "Rule 12b-1 Directors"), cast in person at a meeting or meetings called for the purpose of voting on the Plan and such related agreements.

         5. The Plan shall continue in effect for so long as such continuance is specifically approved at least annually in the manner provided for approval of the Plan in Paragraph 4.

         6. The Plan may be terminated at any time by vote of a majority of the Rule 12b-1 Directors, or with respect to any Fund by vote of a majority of the outstanding Class D shares of that Fund.

         7. The Plan may not be amended to increase materially the rate of payments provided for herein with respect to any Fund unless such amendment is approved by at least a majority, as defined in the Investment Company Act, of the outstanding Class D shares of the Fund, and by the Directors of the Corporation in the manner provided for in Paragraph 4 hereof, and no material amendment to the Plan shall be made unless approved in the manner provided for approval and annual renewal in Paragraph 4 hereof.


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         8.  While the Plan is in effect, the selection and nomination of
Directors who are not interested persons, as defined in the Investment Company Act, of the Corporation shall be committed to the discretion of the Directors who are not interested persons.

         9. The Corporation shall preserve copies of the Plan and any related agreements and all reports made pursuant to Paragraph 3 hereof, for a period of not less than six years from the date of the Plan, or the agreements or such report, as the case may be, the first two years in an easily accessible place.

         IN WITNESS WHEREOF, the parties hereto have executed this Account Maintenance Plan as of the date first above written.

                        MERRILL LYNCH INDEX FUNDS, INC.

                        By:  /s/ Terry K. Glenn
                             ----------------------------------------
                                Title: President

                        MERRILL LYNCH FUNDS DISTRIBUTOR, INC.

                        By:  /s/ Gerald M. Richard
                             ----------------------------------------
                                Title: Vice President and Treasurer



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                                                                      Appendix A


                   SERIES OF MERRILL LYNCH INDEX FUNDS, INC.


                        Merrill Lynch S&P 500 Index Fund
                       Merrill Lynch Small Cap Index Fund
                    Merrill Lynch Aggregate Bond Index Fund
                     Merrill Lynch International Index Fund





As of January 1, 1997

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                                                                      EXHIBIT 15


                     ACCOUNT MAINTENANCE PLAN SUB-AGREEMENT


         AGREEMENT made as of January 1, 1997, by and between Merrill Lynch Funds Distributor, Inc. ("MLFD"), and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Securities Firm").

                             W I  T N E S S E T H :

         WHEREAS, MLFD has entered into an agreement with Merrill Lynch Index Funds, Inc., a Maryland corporation (the "Corporation"), pursuant to which it acts as the exclusive distributor for the sale of shares of common stock, par value $0.0001 per share (the "shares"), of the several series of the Corporation (the "Funds"); and

         WHEREAS, MLFD and the Corporation have entered into an Account Maintenance Plan (the "Plan") pursuant to Rule 12b-1 under the Investment Company Act of 1940 (the "Act") pursuant to which MLFD receives an account maintenance fee from each Fund at the annual rate of 0.25% of the average daily net assets attributable to the Class D shares of the Fund for account maintenance activities related to Class D shares of the Fund; and

         WHEREAS, MLFD desires the Securities Firm to perform certain account maintenance activities for the Funds' Class D shareholders and the Securities Firm is willing to perform such activities and services;

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereby agree as follows:

         1. The Securities Firm shall provide account maintenance activities with respect to the Class D shares of each Fund of the types referred to in Paragraph 1 of the Plan.

         2. As compensation for its activities and services performed under this Sub-Agreement, MLFD shall pay the Securities Firm an account maintenance fee at the end of each calendar month in an amount agreed upon by the parties hereto.

         3. The Securities Firm shall provide MLFD, at least quarterly, such information as reasonably requested by MLFD to enable MLFD to comply with the reporting requirements of Rule 12b-1 regarding the disbursement of the account maintenance fee during such period referred to in Paragraph 3 of the Plan.

         4. This Sub-Agreement shall not take effect until it has been approved by votes of a majority of both (a) the Directors of the Corporation and (b) those Directors of the Corporation who are not "interested persons" of the Corporation, as defined in the Act, and have no direct or indirect financial interest in the operation of the Plan, this Agreement or any agreements related to the Plan or this Agreement (the "Rule 12b-1 Directors"), cast in person at a meeting or meetings called for the purpose of voting on this Agreement.
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         5.      This Agreement shall continue in effect for as long as such continuance is specifically approved at least annually in the manner provided for approval of the Plan in Paragraph 5.

         6. This Agreement shall automatically terminate in the event of its assignment or in the event of the termination of the Plan or any amendment to the Plan that requires such termination.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

                                      MERRILL LYNCH FUNDS DISTRIBUTOR, INC.



                                      By:  /s/ Gerald M. Richard
                                           -------------------------------------
                                             Title: Vice President and Treasurer

                                      MERRILL LYNCH, PIERCE, FENNER &
                                      SMITH INCORPORATED


                                      By:  /s/ David Conine
                                           -------------------------------------